UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 13, 2007

VIEWPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

205 West 39th Street, 16th Floor, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

_________498 Seventh Avenue, Suite 1810, New York, NY 10018_________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

       On December 13, 2007, Viewpoint Corporation filed an amendment to its Certificate of Incorporation in order to change the name of the Company from “Viewpoint Corporation” to “Enliven Marketing Technologies Corporation.” The name change is effective on January 1, 2008 and was approved by the Board of Directors of the Company on October 31, 2007 and the stockholders of the Company at the annual meeting held on December 6, 2007.

       A copy of the Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K.

       On December 18, 2007, Viewpoint Corporation issued (i) a press release with respect to the change of the company ticker symbol from “VWPT” to “ENLV” and (ii) a press release with respect to the change of the company name from “Viewpoint Corporation” to “Enliven Marketing Technologies Corporation.” Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 8.01      Other Events

       On December 17, 2007, the Company relocated its New York offices to 205 West 39th Street, 16th Floor, New York, NY 10018.  There were no changes to the Company’s telephone number or telefax number.  The Company’s telephone number is (212) 201-0800 and the telefax number is (212) 201-0801.

Item 9.01      Exhibits

(c)	Exhibits

	3.1	Certificate of Amendment to Certificate of Incorporation of Viewpoint Corporation.

	99.1	Press Release issued by Viewpoint Corporation on December 18, 2007 with respect to the change of the company ticker symbol.

	99.2	Press Release issued by Viewpoint Corporation on December 18, 2007 with respect to the change of the company name.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ Andrew J. Graf
Andrew J. Graf
Secretary, EVP and General Counsel

Dated: December 18, 2007